Exhibit 99.1

SUNOCO LP
2012 LONG-TERM INCENTIVE PLAN

Restricted Phantom Unit Agreement

This Restricted Phantom Unit Agreement (the “Agreement”) is entered into on the date of acceptance by the Participant and is made by and between Sunoco GP, LLC (the “Company”) and the Participant.

Recitals:

WHEREAS, the Company maintains the Sunoco LP 2012 Long-Term Incentive Plan (the “Plan”), which is administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”); and

WHEREAS, the Board has determined to make an award to the Participant of Phantom Units, representing the right to receive, following vesting of and upon settlement of the Restricted Phantom Units, common units of Sunoco LP (the “Partnership”); and

WHEREAS, the Participant has determined to accept such award;

NOW, THEREFORE, the Company and the Participant, each intending to be legally bound hereby, agree as follows:

ARTICLE I:
Award of Restricted Units

1.1 Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants the Participant and award of Phantom Units (the “Restricted Phantom Units”), in such quantity and vesting, except as otherwise set forth herein, pursuant to the schedule in the Grant Award Notification Letter to which this Agreement is attached and which is incorporated into this Agreement by reference (such award of Phantom Units, the “Award”).

This Award includes tandem Distribution Equivalent Rights (“DERs”), which entitle the Participant to receive with respect to each Restricted Phantom Unit, so long as the underlying Restricted Phantom Unit has not either vested or been forfeited, an amount in cash equal to the distributions per Unit made by the Partnership on its outstanding Units, with such payment being made promptly following each such distribution made by the Partnership.

1.2 Effect of Plan; Construction. The entire text of the Plan is expressly incorporated herein by this reference and so forms a part of this Agreement. In the event of any inconsistency or discrepancy between the provisions of this Agreement and the Plan, the provisions in the Plan shall govern and prevail. This Agreement is subject in all respects to the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms; provided, however, that no such amendment shall deprive the Participant, without such Participant’s consent, of any rights earned or otherwise due to Participant hereunder. Capitalized terms and phrases used in this Agreement, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan.

1.3 Vesting/Payments. Except as otherwise provided herein, this Award is subject to vesting over the period set forth in in the Grant Award Notification Letter to which this Agreement is attached, subject to the Participant’s continuous service with the Company or an Affiliate of the Company through each applicable vesting date.

(a)    Settlement of Vested Restricted Phantom Units. Upon the vesting of a Restricted Phantom Unit, as soon as practicable thereafter, the Company deliver or cause to be delivered to the Participant one Unit for each vested Restricted Phantom Unit, subject to withholding of Units to cover applicable taxes..

(b)    Payment of DERs. The Participant is entitled to receive from the Company, with respect to each Restricted Phantom Unit that has not either vested or been forfeited, cash payments equal to the distributions per Unit made by the Partnership on its outstanding Units, in each case promptly following each such distribution made by the Partnership. Upon the forfeiture or vesting of the underlying Restricted Phantom Unit, the associated DER will automatically expire and no further payments shall be made with respect to such DER, except with respect to amounts not yet paid with respect to distributions on Units made prior to the date of such forfeiture or vesting.
(b) Tax Withholding. All vesting of Restricted Phantom Units and payments with respect to DERs under this Agreement are subject to withholding of applicable taxes as determined by the Company. Immediately prior to vesting of a Restricted Phantom Unit or payment with respect to a DER, the Participant must satisfy applicable withholding taxes due with respect to such vesting or payment.
(i) Payment in Units. Participant may elect to satisfy any such withholding obligations by surrender of a number of Units otherwise payable to Participant in respect of such earned Award sufficient to satisfy such withholding obligations.
(ii) Payment in Cash. Cash payments in respect of any distributions shall be made net of any applicable withholding taxes.

1.4 Change of Control. Notwithstanding Section 1.3 of this Agreement, in the event of a Change of Control occurring prior to the date all outstanding Restricted Phantom Units granted hereunder have vested in accordance with Section 1.3 above, all then-outstanding Restricted Phantom Units granted pursuant to this Agreement shall become immediately vested and nonforfeitable and the Company shall deliver the Units (or the amount of cash equal to the fair market value of such common units as of the date of such event) to the Participant as soon as practicable thereafter, but in all events no later than March 15 of the calendar year following the calendar year in which the Change of Control occurs. For purposes of this Agreement, a “Change of Control” must also satisfy the requirements of section 1.409A-3(i)(5) of the 409A Regulations.

1.5 Termination of Service.
(a) Death or Disability. No portion of this Award shall be forfeited as a result of the occurrence, prior to the end of the Restricted Period, of the Participant’s death or Disability. Instead, in the event of the Participant’s death or Disability, this Award shall become immediately vested and nonforfeitable and the Company shall deliver the Units to the Participant as soon as practicable thereafter.
(b) Qualified Retirement. Participants who have at least ten years of service and leave the Company, or one of its affiliates, voluntarily due to retirement will be eligible for the accelerated vesting of this Award per the following schedule:

•	Participants ages 65-68 are eligible for the accelerated vesting of 40% of the Award.

•	Participants over the age of 68 are eligible for the accelerated vesting of 50% of the Award.
(b) Termination due other than to Death, Disability or Qualified Retirement. The Award granted hereunder is for the express purpose of retaining the services and engagement of the Participant for the full time of the Restricted Period. Except as otherwise provided in the Plan or in Section 1.5(a) of this Agreement, the unvested portion of this Award shall be automatically forfeited for no consideration as a result of the termination of the Participant’s service with the Company and its Affiliates for any reason, including by reason of retirement prior to the end of the Restricted Period, and Participant shall not have any further rights with respect to any such forfeited Restricted Units.

(c) Leaves of Absence. The Committee shall determine whether any leave of absence constitutes a termination of service within the meaning of the Plan and the impact of such leave of absence on Awards made to Participant under the Plan.

ARTICLE II
General Provisions

2.1 Successors and Assignability. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Unless otherwise provided by the Board: (a) no part of this Award shall be assignable or transferable by the Participant, except by will or the laws of descent and distribution; and (b) during the Participant’s life, this Award shall be payable only to Participant, or Participant’s guardian or legal representative. In the event of the Participant’s death, payment, to the extent permitted by this Agreement and the Plan, shall be made to the Participant’s estate.

2.2 Rights as a Limited Partner. Until Units have been validly issued (as fully paid common units representing limited partnership interests in the Partnership) in settlement of vested Restricted Phantom Units to the Participant or any other person, neither Participant nor such other person shall be entitled to any privileges of Unit ownership (including, without limitation, any voting rights or any right to distributions paid with respect to the Units underlying the Restricted Phantom Units), or otherwise have any rights as a limited partner, by reason of the Award.

2.3 Amendment. This Agreement shall not be amended or modified except by an instrument in writing executed by both parties hereto.

2.4 Captions. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Agreement for purposes of interpreting, construing or applying this Agreement and will not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms and conditions.

2.5 Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS INSTRUMENT SHALL BE GOVERNED EXCLUSIVELY BY, AND DETERMINED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF), EXCEPT TO THE EXTENT PRE-EMPTED BY FEDERAL LAW, WHICH SHALL GOVERN.

2.6 Notices. Communications shall be addressed and directed to the parties, as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder:

(a) if to the Company:        Sunoco GP LLC
555 East Airtex Drive
Houston, Texas 77073
Attn: Senior Legal Officer

Notices to the Company shall be deemed to have been duly given or made upon actual receipt by the Company.

(b) if to the Participant: to the address for Participant as it appears on the Company’s records.

2.7 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

2.8 Copy of Plan. By the acceptance of this Agreement, the Participant acknowledges receipt of a copy of the Plan.

2.10 Entire Agreement. This Agreement constitutes the entire understanding and supersedes any and all other agreements, oral or written, between the parties hereto, in respect of the subject matter of this Agreement and embodies the entire understanding of the parties with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Participant has executed this Agreement effective as of the day and year first above written.

SUNOCO GP LLC

By:

Name:

Title:

[PARTICIPANT NAME]

Participant